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                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      Smurfit-Stone Container Corporation
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               (Name of Registrant as Specified In Its Charter)

                          Stone Container Corporation
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)
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   THE FOLLOWING IS A PRESS RELEASE DISSEMINATED BY SMURFIT-STONE CONTAINER
         CORPORATION AND STONE CONTAINER CORPORATION ON AUGUST 9, 2000.

For Immediate Release           Contact:  Tim McKenna (investors)
---------------------                     314-746-1254/312-580-4637
                                          George Csolak (media)
                                          314-746-1321
                                          www.smurfit-stone.com


               SMURFIT-STONE PROPOSES EXCHANGE OF STONE SERIES E
           PREFERRED STOCK FOR SMURFIT-STONE SERIES A PREFERRED STOCK

CHICAGO, IL, August 9, 2000 - Smurfit-Stone Container Corporation (Nasdaq: SSCC) announced today that is proposing to exchange approximately 4.6 million shares of a newly authorized class of its preferred stock, plus cash, for the outstanding shares of Series E Cumulative Convertible Exchangeable Preferred Stock of Stone Container Corporation.

     Specifically, Smurfit-Stone is proposing a transaction in which each outstanding share of Series E Preferred Stock of Stone Container will be exchanged for one share of Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock of Smurfit-Stone, plus an amount in cash equal to the accrued and unpaid dividends on each share of Series E Preferred Stock (less certain transaction-related expenses of $.12 per share). As of June 30, 2000, the accrued and unpaid dividends on each share of Series E Preferred Stock was $5.6875. Restrictions contained in Stone Container's debt agreements have prohibited the payment of any dividend on such stock since February 1997. The transaction has been approved by the boards of both Smurfit-Stone and Stone Container.

     Commenting on the proposed transaction, Ray Curran, president and chief executive officer of Smurfit-Stone said, "We are pleased to present this transaction for approval by holders of the Series E Preferred Stock and to follow through on our commitment to address the dividend arrearage relating to such shares. If approved, the transaction will eliminate the arrearage and simplify our capital and ownership structure, resulting in benefits to all of our stockholders."

     The Series A Preferred Stock to be issued in the proposed transaction will have terms substantially similar to the terms of the Series E Preferred, except that dividends will be payable in cash or, at Smurfit-Stone's election in certain circumstances, additional shares of Series A Preferred Stock, and on February 15, 2012, the Series A Preferred Stock will be subject to mandatory redemption at a price of $25 per share payable in cash or, at Smurfit-Stone's option, shares of common stock of Smurfit-Stone. In addition, except to the extent required by law, the Series A Preferred Stock will be non-voting. The Series A Preferred Stock will be quoted on the Nasdaq National Market.

     Completion of the transaction is subject to, among other things, approval by holders of two-thirds of the outstanding Series E Preferred Stock. In connection with the proposed transaction, David Gale and Mark Weissman, who serve on the board of directors of Stone Container as designees of the holders of the Series E Preferred Stock, and certain of their affiliates, and who collectively own approximately 14.1 percent of the Series E
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Preferred stock, have agreed to vote their shares in favor of the proposed transaction. Smurfit-Stone anticipates that the transaction will be completed in the fourth quarter of this year.

     A form S-4 registration statement detailing the terms and conditions of the proposed transaction will be filed with the Securities and Exchange Commission. Holders of Stone Container's Series E Preferred Stock may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by Smurfit-Stone and Stone Container at the Commission's web site or from Smurfit-Stone or Stone Container by directing such request in writing or by telephone to: Corporate Secretary, Smurfit-Stone Container Corporation, 150 N. Michigan Ave., Chicago, IL, 60601-7568, (312) 346-6600.

                                   #   #   #

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Smurfit-Stone Container Corporation is the premier manufacturer of paper- and paperboard-based packaging. Smurfit-Stone holds industry-leading positions in the production of containerboard (including white-top linerboard and recycled medium), corrugated containers, industrial bags, and clay-coated recycled boxboard; and is the world's largest paper recycler. In addition, Smurfit-Stone is a leading producer of folding cartons, solid bleached sulfate, paper tubes and cores, and labels. The company operates more than 300 facilities worldwide and employs approximately 40,000 people.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "believes," "intends," "expects" and similar words and phrases. Actual results may differ materially from those expressed or implied in any forward-looking statement as a result of certain risks and uncertainties detailed in the company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

You are urged to read the definitive proxy statement/prospectus, which will be filed with the Securities and Exchange Commission by Smurfit-Stone Container Corporation because it will contain important information. The definitive proxy statement/prospectus (when it is available) will be sent to stockholders of Stone Container Corporation seeking their approval of the proposed transaction. You may obtain a free copy of the definitive proxy statement/prospectus (when it is available) and other documents filed by Smurfit-Stone Container Corporation (as well as by Stone Container Corporation) with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement/prospectus and these other documents may also be obtained for free by Stone Container Corporation stockholders by directing a request to: Stone Container Corporation, 150 North Michigan Avenue, Chicago, Illinois 60601, Attention: Tim McKenna, telephone: (312) 746-1254, and by Smurfit-Stone Container Corporation stockholders by directing a request to Smurfit-Stone Container Corporation, 150 North Michigan Avenue, Chicago, Illinois 60601, Attention Tim McKenna, telephone: (312) 746-1254. Smurfit-Stone Container Corporation and Stone Container Corporation and their respective directors, executive officers, employees and certain other persons may be deemed to be participants in the solicitation of proxies of Stone Container Corporation's stockholders to approve the proposed merger involving Smurfit-Stone Container Corporation, SCC Merger Co. and Stone Container Corporation. Such individuals may have interests in the merger, including as a result of holding options or shares of the companies. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in the proxy statement/prospectus contained in Smurfit-Stone Container Corporation's registration statement on Form S-4 to be filed with the Commission with respect to the proposed merger involving Smurfit-Stone Container Corporation, SCC Merger Co. and Stone Container Corporation.

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